Contacts:

Wyeth: Media Contact: Sal Foti Wyeth Pharmaceuticals (484) 865-3490 Investor Contact: Justin Victoria Wyeth (973) 660-5340
Progenics Pharmaceuticals, Inc.:

Investor Contacts:
Richard W. Krawiec, Ph.D.
Corporate Affairs
(914) 789-2814
rkrawiec@progenics.com

Dory A. Lombardo
Corporate Affairs
(914) 789-2818
dlombardo@progenics.com

Media Contact:
Aline Schimmel
WeissComm Partners
(312) 284-4706

WYETH AND PROGENICS ANNOUNCE
PRELIMINARY CLINICAL TRIAL RESULTS
FOR RELISTOR ORAL AND INTRAVENOUS FORMULATIONS

Collegeville, Pa., and Tarrytown, N.Y.  May 22, 2008 — Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE), and Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX), today announced preliminary results from two clinical trials conducted with investigational oral and intravenous formulations of RELISTOR™ (methylnaltrexone bromide).

The first of these studies, a phase 2 trial, evaluated the effects of an oral formulation of RELISTOR for the treatment of opioid-induced constipation (OIC), in patients with chronic, non-malignant pain. This study showed positive activity.

The second study, a phase 3 trial, examined the use of an intravenous formulation of RELISTOR for post-operative ileus (POI). In this study, the drug did not meet its primary or secondary end points.

RELISTOR Oral Formulation

The study of the RELISTOR oral formulation was a double-blind, randomized, placebo-controlled phase 2 trial. In this four-week trial of 122 patients with chronic, non-malignant pain (such as back pain, neuropathic pain or osteoarthritis) who were receiving opioids for pain management, the once daily oral formulation of RELISTOR showed statistically significant activity as assessed by the occurrence of spontaneous bowel movements and other efficacy measures. This oral formulation was also shown to be generally well tolerated.

“We are pleased by the preliminary findings of this oral formulation” says Paul J. Maddon, M.D., Ph.D., Founder, Chief Executive Officer and Chief Science Officer of Progenics Pharmaceuticals, Inc. “We await results within the coming months from a second, ongoing phase 2 study involving the oral formulation of RELISTOR that was announced last July to have positive activity in a phase 1 trial.”

RELISTOR Intravenous Formulation

The Progenics-conducted phase 3 study of an intravenous formulation of RELISTOR for patients with post-operative ileus (POI) did not meet the primary or secondary end points, confirming the earlier findings of the Wyeth phase 3 intravenous POI study announced on March 12, 2008.  Progenics and Wyeth will now study the results of both phase 3 intravenous POI studies to determine whether and how to continue development of this formulation of RELISTOR and this indication.

RELISTOR Franchise

“We are committed to continuing to develop the RELISTOR franchise to help address the unmet medical needs of patients suffering from the gastrointestinal side effects of opioids.  Following the results from a second phase 2 clinical trial of another oral formulation, Wyeth and Progenics will further define the continued development plan for oral RELISTOR,” says Gary L. Stiles, M.D., Executive Vice President, Chief Medical Officer, Wyeth Pharmaceuticals.

About RELISTOR and Opioids

RELISTOR is a peripherally acting mu-opioid receptor antagonist that counteracts the constipating effects of opioid pain medications in the gastrointestinal tract without affecting their ability to relieve pain.

Opioids provide pain relief by specifically interacting with mu-opioid receptors within the central nervous system (CNS) – the brain and spinal cord. However, opioids also interact with mu-opioid receptors found outside the CNS, such as those within the gastrointestinal tract, resulting in constipation that can be debilitating. RELISTOR selectively displaces opioids from the mu-opioid receptors outside the CNS, including those located in the gastrointestinal tract, thereby decreasing their constipating effects. Because of its chemical structure, RELISTOR does not affect the opioid-mediated analgesic effects on the CNS.

About Subcutaneous RELISTOR

On April 24, 2008, the United States Food and Drug Administration approved RELISTOR subcutaneous injection for the treatment of OIC in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. The use of RELISTOR beyond four months has not been studied. Wyeth expects to make subcutaneous RELISTOR available in the United States in early June. Subcutaneous RELISTOR has also been approved in Canada and is awaiting Australian approval and European approval, having received a positive opinion from the Committee for Medicinal Products for Human Use (CHMP), the EMEA scientific committee, in April.

Important Safety Information for Subcutaneous RELISTOR

•	RELISTOR is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction.
•	If severe or persistent diarrhea occurs during treatment, advise patients to discontinue therapy with RELISTOR and consult their physician.
•	Use of RELISTOR has not been studied in patients with peritoneal catheters.
•	The most common adverse reactions with RELISTOR in clinical trials were abdominal pain, flatulence, and nausea.

RELISTOR Prescribing Information is available at www.relistor.com.

About the Collaboration

In December 2005, Wyeth and Progenics Pharmaceuticals entered into an exclusive, worldwide agreement for the joint development and commercialization of methylnaltrexone for the treatment of opioid-induced side effects.

(PGNX-C)

About the Companies

Wyeth Pharmaceuticals, a division of Wyeth, has leading products in the areas of women’s health care, infectious disease, gastrointestinal health, central nervous system, inflammation, transplantation, hemophilia, oncology, vaccines and nutritional products. Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies.  It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products, nutritionals and non-prescription medicines that improve the quality of life for people worldwide.  The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

WYETH DISCLOSURE NOTICE: The statements in this press release that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In particular, there can be no assurance that the subcutaneous form of RELISTOR will be commercially successful in the United States and Canada or that RELISTOR will be successfully developed and commercialized in other formulations or indications and/or in other countries. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, without limitation, the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and pipeline products; government cost-containment initiatives; restrictions on third-party payments for our products; substantial competition in our industry, including from branded and generic products; emerging data  on our products and pipeline products; the importance of strong performance from our principal products and our anticipated new product introductions; the highly regulated nature of our business; product liability, intellectual property and other litigation risks and environmental liabilities; uncertainty regarding our intellectual property rights and those of others; difficulties associated with, and regulatory compliance with respect to, manufacturing of our products; risks associated with our strategic relationships; economic conditions including interest and currency exchange rate fluctuations; changes in generally accepted accounting principles; trade buying patterns; the impact of legislation and regulatory compliance; risks and uncertainties associated with global operations and sales; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on February 29, 2008.  The forward-looking statements in this press release are qualified by these risk factors. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward gastroenterology, virology – including human immunodeficiency virus (HIV) and hepatitis C virus (HCV) infections – and oncology. Progenics, in collaboration with Wyeth, is developing RELISTOR™ (methylnaltrexone bromide) for the treatment of opioid-induced side effects, including constipation (subcutaneous and oral formulations) and post-operative ileus (intravenous formulation). In the U.S., RELISTOR (methylnaltrexone bromide) subcutaneous injection is indicated for the treatment of opioid-induced constipation (OIC) in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. In Canada, RELISTOR (methylnaltrexone bromide injection) for subcutaneous use is indicated for the treatment of OIC in patients with advanced illness receiving palliative care. Applications are pending related to the potential marketing of RELISTOR in Europe, where a Positive Opinion has been rendered by the Committee for Medicinal Products for Human Use, the scientific committee of the European Medicines Agency, as well as in Australia and other countries. In the area of virology, Progenics is developing the HIV entry inhibitor PRO 140, a humanized monoclonal antibody targeting the entry co-receptor CCR5, which has completed phase 1b clinical studies with positive results. PRO 140 is currently in phase 2 clinical testing. Pre-clinical programs for the development of novel HCV entry inhibitors are also underway. In the area of oncology, the Company is developing a human monoclonal antibody-drug conjugate (ADC) for the treatment of prostate cancer – a selectively targeted cytotoxic antibody directed against prostate-specific membrane antigen (PSMA). PSMA is a protein found on the surface of prostate cancer cells as well as in blood vessels supplying other solid tumors. Progenics is also developing vaccines designed to treat prostate cancer by stimulating an immune response to PSMA.

PROGENICS DISCLOSURE NOTICE: The information contained in this document is current as of May 22, 2008. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words ‘anticipates,’ ‘plans,’ ‘expects’ and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that the Company’s licenses to intellectual property may be terminated because of its failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that the Company may not be able to manufacture commercial quantities of its products, the uncertainty of future profitability and other factors set forth more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.

Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

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Editor’s Note:
Additional information on Wyeth is available at http://www.wyeth.com
Additional information on Progenics is available at http://www.progenics.com